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Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION
OF
SKYWEST, INC.

        We, the undersigned, being the President and Chief Executive Officer and Secretary of SkyWest, Inc. (the "Corporation"), and acting pursuant to Section 16-10a-1007 of the Utah Revised Business Corporation Act and a resolution of the board of directors of the Corporation (the "Board") at a meeting of the Board held on November 2, 2005 adopting the restated articles of incorporation set forth below (the "Restated Articles"), hereby restate the Corporation's articles of incorporation as previously amended. These Restated Articles do not contain an amendment to the Corporation's articles of incorporation as previously amended, and shareholder action is not required to adopt these Restated Articles.

ARTICLE I
NAME

        The name of this Corporation is SKYWEST, INC.

ARTICLE II
DURATION

        The duration of this Corporation is perpetual.

ARTICLE III
PURPOSES

        The purpose or purposes for which this Corporation is organized are:

        (a)   To own, operate, manage, and maintain a general aviation business and to engage in the sale, service and maintenance of aircraft, to do charter, airline and any and all types and kinds of flying services for hire and further to sell gasoline and any and all concessions that would be used in the general aviation industry and to give flight instruction both in the air and on the ground for any and all licenses and ratings offered and approved by the Federal Aviation Administration.

        (b)   To acquire by purchase, exchange, gift, bequest, subscription, or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivision, agency or instrumentality thereof; to make payment therefore in any lawful manner or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

        (c)   To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this Corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

        (d)   The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the Corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV
AUTHORIZED SHARES

        (a)   The total number of Common Shares which this Corporation shall have authority to issue is 120,000,000, no par value per share.

        (b)   The total number of Preferred Shares which this Corporation shall have authority to issue is 5,000,000, no par value per share. The Board of Directors shall have authority, without shareholder approval and by resolution of the Board of Directors, to divide this class of Preferred Shares into series, to designate each such series by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the following relative rights and preferences of the shares of each series so established: (i) the rate of dividend, (ii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iii) the amount payable upon the shares in the event of involuntary liquidation, (iv) the amount payable upon the shares in the event of voluntary liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.

ARTICLE V
AMENDMENT

        These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

ARTICLE VI
SHAREHOLDER RIGHTS

        The authorized treasury stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have any preemptive rights.

        At each election of Directors, each shareholder entitled to vote at such election shall not have the right to accumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE VII
REGISTERED OFFICE AND AGENT

        The address of this corporation's registered office and the name of its registered agent at such address is: Dale T. Hansen, 185 South State Street, Salt Lake City, Utah, 84111.

ARTICLE VIII
DIRECTORS

        (a)   The number of Directors of the Corporation shall be fixed in accordance with the By-Laws of the Corporation, but shall not in any case be less than three (3) in number, nor more than eleven (11).

        (b)   The Board of Directors may sell, lease, exchange, mortgage, pledge, or otherwise dispose of all or substantially all of the property and assets of the Corporation, with or without the goodwill, upon such terms and conditions and for such consideration as they deem necessary or desirable, without stockholder approval.

ARTICLE IX
COMMON DIRECTORS—TRANSACTIONS BETWEEN CORPORATIONS

        No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the Corporation.

        Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

ARTICLE X
DIRECTOR LIABILITY

        The personal liability of any director to the Corporation or to its shareholders for monetary damages for any action taken or any failure to take any action, as a director, is hereby eliminated to the fullest extent permitted by Utah law. In the event the applicable Utah law is amended to decrease or limit in any manner the protection or rights available to directors hereunder, such amendment shall not be retroactively applied in determining the personal liability of a director pursuant to this Article XII prior to the enactment of such amendment.

        DATED: November 2, 2005.

/s/ JERRY C. ATKIN Jerry C. Atkin President and Chief Executive Officer
/s/ ERIC D. CHRISTENSEN Eric D. Christensen Secretary

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RESTATED ARTICLES OF INCORPORATION OF SKYWEST, INC.